UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2021

INHIBIKASE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39676	26-3407249
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3350 Riverwood Parkway SE, Suite 1900

Atlanta, GA 30339 (Address of principal executive offices; zip code)

(678) 392-3419

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, $0.001 par value	IKT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On September 1, 2021, Inhibikase Therapeutics, Inc. (the “Company”) was informed that Dr. Milton Werner, President and Chief Executive Officer, entered into a stock trading plan designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Plan”). Rule 10b5-1 trading plans permit individuals who are not in possession of material non-public information to adopt a written pre-arranged plan for transactions in securities under specified conditions and for specified periods of time. Dr.  Werner’s Plan is part of an individual long-term asset diversification, tax, and financial planning strategy, and is in accordance with the Company’s Insider Trading Policy. Under the terms of the Plan, Dr. Werner will have no discretion or control over the timing or effectuation of any transactions in Company securities pursuant to the Plan.

Under the terms of the Plan, Dr.  Werner is scheduled to sell 35,000 shares each calendar quarter from January 2022 through January 2024. The maximum aggregate number of shares to be sold under the Plan is 280,000.

Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law. Except as required by law, the Company does not undertake to report other Rule 10b5-1 trading plans that may be adopted by any officers, directors, or other shareholders in the future or to report any modifications or terminations of any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2021	Inhibikase Therapeutics, Inc.

	By:	/s/ Milton H. Werner
	Name:	Milton H. Werner
	Title:	Chief Executive Officer